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                                                                      EXHIBIT 23





INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements No. 33-46260 and No. 33-46261 of Springs Industries, Inc., on Form S-8 of our report dated February 2, 1998 (February 17, 1998, as to the last paragraph in Note 10) incorporated by reference in this Annual Report on Form 10-K of Springs Industries, Inc., for the year ended January 3, 1998.


DELOITTE & TOUCHE LLP
Charlotte, North Carolina

March 27, 1998